Exhibit 99.1

     Mentor Graphics Reports Strong Second Quarter Results, Raises Guidance


   WILSONVILLE, Ore.--(BUSINESS WIRE)--July 20, 2006--Mentor Graphics Corporation (Nasdaq:MENT) today announced second quarter revenues of $178.4 million, up 15% from the year ago quarter. Earnings per share were $(.01) on a GAAP basis and $.09 on a non-GAAP basis. Bookings were at near-record levels for a second quarter and up about 20% from the second quarter of 2005.
   "Mentor Graphics turned in another strong quarter," said Walden C. Rhines, chairman and CEO of Mentor Graphics. "Calibre continued to drive the business as design-for-manufacturing adoption strengthened. Customer adoption of the 90nm and 65nm process nodes, as well as prototyping at 45nm, is driving larger customer purchases."
   IC Design to Silicon bookings doubled over the second quarter of 2005, while Scalable Verification and Integrated Systems Design were both down about 5%, and New and Emerging was down 15%.
   In preparation for the Design Automation Conference, the company announced a brand new Calibre family platform that integrates design-for-manufacturing functionality, while offering dramatically higher performance. During the quarter, the company launched significant enhancements to its Questa verification platform and its Catapult C Synthesis tool.
   Year over year, North American bookings climbed 25%, European and Japanese bookings were down 5% and Pac Rim bookings grew 80%. Split of revenue by geography was 45% North America, 25% Europe, 15% Japan and 15% PacRim. Split of revenue by product line was 35% IC Design to Silicon, 25% Integrated Systems Design, 25% Scalable Verification and 15% New and Emerging.
   "We continue to keep a tight lid on expenses, with GAAP operating expense rising a modest 5% on a 15% rise in revenue," said Gregory K. Hinckley, president of Mentor Graphics. "Our renewal outlook for the second half of the year remains solid. This, combined with strong execution in the second quarter, strengthens our confidence in the business."
   Special charges of $0.9 million were lease abandonment and workforce related.

   Guidance

   For the third quarter, the company expects revenue of approximately $180 million, GAAP earnings per share of $(.01) and non-GAAP earnings per share of approximately $.06.
   For full year 2006, the company expects revenue of $763 million, GAAP earnings per share of $.19 and non-GAAP earnings per share of approximately $.70, representing 8%, 170% and 70% growth from 2005, respectively. This guidance reflects increases over prior guidance of $1 million in revenues, $.03 per share in GAAP earnings and $.05 per share in non-GAAP earnings.

   Discussion of Non-GAAP Financial Measures

   Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted net income (loss), which we refer to as non-GAAP net income (loss). Non-GAAP net income (loss) is generally based on the revenues of our product, maintenance and services business operations and the costs of those operations, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. Non-GAAP net income (loss) consists of net income (loss) excluding amortization of intangible assets, merger and acquisition charges, special charges, equity plan-related compensation expenses and charges and gains which management does not consider reflective of our core operating business. Intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships and employment agreements. Merger and acquisition charges represent in-process research and development charges related to products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that the company would accrue using a normalized effective tax rate applied to the non-GAAP results. In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation. In addition, during the six months ended June 30, 2006, $5,905 thousand of interest expense attributable to net retirement premiums and write-offs of debt issuance costs related to the refinancing of certain convertible debt was excluded as management does not consider this transaction a part of its core operating performance. During the six months ended June 30, 2005, $4.75 million purchase of technology that had not yet reached technological feasibility, and a $957 thousand gain on the sale of a building were also excluded.
   Non-GAAP net income (loss) is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Moreover, it should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We present non-GAAP net income (loss) because we consider it an important supplemental measure of our performance.
   Management excludes from its non-GAAP net income (loss) certain recurring items to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

   -- Amortization charges for our intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of the company's acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of the company's net income (loss) is in the first twelve months following the acquisition.

   -- Special charges are primarily severance related and are due to the company's reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in the company's annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

   -- Merger and acquisition charges are in-process R&D charges, which are largely disregarded as acquisition decisions are made and which often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

   -- Management supplementally considers performance without the impact of stock-based compensation charges and believes this information is useful to investors to compare our performance to prior periods before SFAS 123R and to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense. We therefore exclude these charges for purposes of evaluating our core performance.

   -- Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration the company's long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which the company operates. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the six months ended June 30, 2006, is 44%. This tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect the Company's tax rate depending upon the Company's level of profitability.

   Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future the company expects to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

   -- Amortization of intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

   -- The company regularly engages in acquisition and assimilation activities as part of its ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis. These costs also directly impact available funds of the company.

   -- The company's stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

   -- The company's income tax expense (benefit) will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 17% rate assumed in our non-GAAP presentation.

   -- Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

   About Mentor Graphics

   Mentor Graphics Corporation (Nasdaq:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of over $725 million and employs approximately 4,050 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

   Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the company's ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk that the company's technology, products or inventory become obsolete; (ii) reductions in spending on the company's products by its customers due to cyclical downturns or initiatives to increase profitability; (iii) discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) changes in accounting or reporting rules or interpretations, limitations on repatriation of earnings, licensing and intellectual property rights protection; (v) changes in tax laws, regulations or enforcement practices where the company does business; (vi) effects of the increasing volatility of foreign currency fluctuations on the company's business and operating results; (vii) effects of unanticipated shifts in product mix on gross margin; (viii) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company's quarterly results of operations; and (ix) weakness in the US or other economies, all as may be discussed in more detail under the heading "Risk Factors" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.



                      MENTOR GRAPHICS CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                --------------------------------------
                                   2006      2005      2006     2005
                                 -------- ---------- -------- --------
Revenues:
 System and software            $101,226 $   81,375 $204,166 $172,935
 Service and support              77,207     73,461  150,589  146,235
                                 -------- ---------- -------- --------

       Total revenues            178,433    154,836  354,755  319,170
                                 -------- ---------- -------- --------
Cost of revenues:
 System and software               3,559      4,828    7,874    9,563
 Service and support              20,800     20,339   41,050   40,247
 Amortization of purchased
  Technology                       3,421      2,700    6,656    5,413
                                 -------- ---------- -------- --------

       Total cost of revenues     27,780     27,867   55,580   55,223
                                 -------- ---------- -------- --------

         Gross margin            150,653    126,969  299,175  263,947
                                 -------- ---------- -------- --------
Operating expenses:
 Research and development         55,293     56,193  110,356  107,503
 Marketing and selling            69,334     65,324  136,305  132,899
 General and administration       22,876     18,752   43,795   37,460
 Amortization of intangible
  assets                           1,121        972    2,247    2,094
 Special charges                     917      1,264    6,153    2,577
 Merger and acquisition related
  charges                              -        750      180      750
                                 -------- ---------- -------- --------

       Total operating expenses  149,541    143,255  299,036  283,283
                                 -------- ---------- -------- --------
Operating income (loss)            1,112    (16,286)     139  (19,336)
 Other income, net                 5,403      2,842    9,035    6,457
 Interest expense                 (6,758)    (5,638) (20,465) (10,669)
                                 -------- ---------- -------- --------

       Loss before income taxes     (243)   (19,082) (11,291) (23,548)
       Provision (benefit) for
        income taxes                 205    (12,239)  (4,983) (12,319)
                                 -------- ---------- -------- --------

         Net  loss              $   (448)$   (6,843)$ (6,308)$(11,229)
                                 ======== ========== ======== ========
 Net loss per share:
  Basic                         $  (0.01)$     (.09)$   (.08)$   (.14)
                                 ======== ========== ======== ========
  Diluted                       $  (0.01)$     (.09)$   (.08)$   (.14)
                                 ======== ========== ======== ========

 Weighted average number of
  shares outstanding:
  Basic and diluted               80,348     78,165   80,229   78,086
                                 ======== ========== ======== ========



                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                                    Three Months Ended June 30, 2006
                                  GAAP       Adjustments      Non-GAAP
                                 -------------------------------------
Revenues:
 System and software               $101,226   $      -       $101,226
 Service and support                 77,207          -         77,207
                                    --------   --------       --------

       Total revenues               178,433          -        178,433
                                    --------   --------       --------
Cost of revenues:
 System and software                  3,559          -          3,559
 Service and support                 20,800       (261)(1)     20,539
 Amortization of purchased
  technology                          3,421     (3,421)(2)          -
                                    --------   --------       --------

       Total cost of revenues        27,780     (3,682)        24,098
                                    --------   --------       --------

           Gross margin             150,653      3,682        154,335
                                    --------   --------       --------

           Gross margin
            percentage                 84.4%                     86.5%
                                    --------                 --------
Operating expenses:
 Research and development            55,293     (1,566)(1)     53,727
 Marketing and selling               69,334     (1,297)(1)     68,037
 General and administration          22,876       (490)(1)     22,386
 Amortization of intangible
  assets                              1,121     (1,121)(3)          -
 Special charges                        917       (917)(4)          -
                                    --------   --------       --------


           Total operating
            expenses                149,541     (5,391)       144,150
                                    --------   --------       --------
Operating income
                                      1,112      9,073         10,185
 Other income, net                    5,403          -          5,403
 Interest expense                    (6,758)        34 (5)     (6,724)
                                    --------   --------       --------

       Income (loss) before
        income taxes                   (243)     9,107          8,864
       Provision for income taxes       205      1,301 (6)      1,506
                                    --------   --------       --------

           Net income (loss)       $   (448)  $  7,806       $  7,358
                                    ========   ========       ========

 Net income per share:
       Basic                       $  (0.01)                 $   0.09
                                    ========                 ========
       Diluted                     $  (0.01)                 $   0.09
                                    ========                 ========
 Weighted average number of
  shares outstanding:
       Basic                         80,348                    80,348
                                    ========                 ========
       Diluted                       80,348        901 (7)     81,249
---------------------------------   ========   ========------ ========

(1) Equity plan-related compensation expense totaling $3,614 recognized in accordance with SFAS 123R, Share-Based Payment.
(2) Amortization of purchased technology acquired in 19 separate acquisition transactions, 5 of which were completed in the last 12 months. Purchased technology is amortized over two to five years.
(3) Amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 13 separate acquisition transactions, 5 of which were completed in the last 12 months. Other identified intangible assets are amortized over two to five years.
(4) Special charges include (i) $352 of costs incurred for employee rebalances, which include severance benefits, notice pay and outplacement services, (ii) $585 charge for abandonment of excess leased facility space, (iii) $(20) for other costs and adjustments, net.
(5) Consists of the write-off of previously capitalized convertible debt costs of $106 offset by a discount on the retirement of convertible debt of $(72).
(6) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.
(7) Dilutive shares related to the stock options and employee stock purchase plan, which were anti-dilutive under GAAP.



                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                                 Three Months Ended June 30, 2005
                                GAAP         Adjustments      Non-GAAP
                               ---------------------------------------
Revenues:
 System and software              $  81,375       $  -      $  81,375
 Service and support                 73,461          -         73,461
                               ------------------------      ---------

       Total revenues               154,836          -        154,836
                               ------------------------      ---------
Cost of revenues:
 System and software                  4,828          -          4,828
 Service and support                 20,339          -         20,339
 Amortization of purchased
  technology                          2,700     (2,700)(1)          -
                               ------------------------      ---------

       Total cost of revenues        27,867     (2,700)        25,167
                               ------------------------      ---------

        Gross margin                126,969      2,700        129,669
                               ------------------------      ---------

        Gross margin
         percentage                    82.0%                     83.7%
                               -------------                 ---------
Operating expenses:
 Research and development            56,193     (4,750)(2)     51,443
 Marketing and selling               65,324          -         65,324
 General and administration          18,752          -         18,752
 Amortization of intangible
  assets                                972       (972)(3)          -
 Special charges                      1,264     (1,264)(4)          -
 Merger and acquisition related
  charges                               750       (750)(5)          -
                               ------------------------      ---------

        Total operating
         expenses                   143,255     (7,736)       135,519
                               ------------------------      ---------
Operating loss
                                    (16,286)    10,436         (5,850)
 Other income, net                    2,842          -          2,842
 Interest expense                    (5,638)         -         (5,638)
                               ------------------------      ---------
       Loss before income
        taxes                       (19,082)    10,436         (8,646)
       Income tax benefit           (12,239)    10,769 (6)     (1,470)
                               ------------------------      ---------
         Net loss                   $(6,843)     $(333)       $(7,176)
                               ========================      =========

 Net loss per share:
       Basic                          $(.09)                    $(.09)
                               =============                 =========
       Diluted                        $(.09)                    $(.09)
                               =============                 =========
 Weighted average number of
  shares outstanding:
       Basic                         78,165                    78,165
                               =============                 =========
       Diluted                       78,165                    78,165
-------------------------------=============-----------------=========

(1) Amortization of purchased technology acquired in 15 separate acquisition transactions, 8 of which were completed in the 12 months ending June 30, 2005. Purchased technology is amortized over two to five years.
(2) A charge of $4,750 for a purchase of technology that had not reached technological feasibility.
(3) Amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 10 separate acquisition transactions, 6 of which were completed in the 12 months ending June 30, 2005. Other identified intangible assets are amortized over two to five years.
(4) Special charges consist of (i) $1,157 incurred for severance benefits, notice pay and outplacement services related to employee rebalances, (ii) a $91 charge for abandonment of excess leased facility space, and (iii) $16 for other costs incurred.
(5) Merger and acquisition related charges consist of in-process R&D charges related to the acquisitions of Volcano Communications Technologies AB and Aptix Corporation.
(6) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.



                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                                       Six Months Ended June 30, 2006
                                      GAAP     Adjustments   Non-GAAP
                                     ---------------------------------
Revenues:
  System and software                $204,166  $       -    $ 204,166
  Service and support                 150,589          -      150,589
                                      --------  ---------    ---------

       Total revenues                 354,755          -      354,755
                                      --------  ---------    ---------
Cost of revenues:
  System and software                   7,874          -        7,874
  Service and support                  41,050       (453)(1)   40,597
  Amortization of purchased
   technology                           6,656     (6,656)(2)        -
                                      --------  ---------    ---------

       Total cost of revenues          55,580     (7,109)      48,471
                                      --------  ---------    ---------

        Gross margin                  299,175      7,109      306,284
                                      --------  ---------    ---------
        Gross margin percentage          84.3%                  86.3%
                                      --------              ---------
Operating expenses:
  Research and development            110,356     (2,865)(1)  107,491
  Marketing and selling               136,305     (2,307)(1)  133,998
  General and administration           43,795       (930)(1)   42,865
  Amortization of intangible assets     2,247     (2,247)(3)        -
  Special charges                       6,153     (6,153)(4)        -
  Merger and acquisition related
   charges                                180       (180)(5)        -
                                      --------  ---------    ---------

       Total operating expenses       299,036    (14,682)     284,354
                                      --------  ---------    ---------
Operating income
                                          139     21,791       21,930
  Other income, net                     9,035          -        9,035
  Interest expense                    (20,465)     5,905 (6)  (14,560)
                                      --------  ---------    ---------

       Income (loss) before income
        taxes                         (11,291)    27,696       16,405
       Provision (benefit) for income
        taxes)                         (4,983)     7,771 (7)    2,788
                                      --------  ---------    ---------

           Net income (loss)         $ (6,308) $  19,925    $  13,617
                                      ========  =========    =========

  Net income (loss) per share:
       Basic                         $   (.08)              $     .17
                                      ========              =========
       Diluted                       $   (.08)              $     .17
                                      ========              =========
  Weighted average number of
   shares outstanding:
       Basic                           80,229                  80,229
                                      ========              =========
       Diluted                         80,229        647 (8)   80,876
------------------------------------- ========  =========--- =========

(1) Equity plan-related compensation expense totaling $6,555 recognized in accordance with SFAS 123R, Share-Based Payment.
(2) Amortization of purchased technology acquired in 20 separate acquisition transactions, 5 of which were completed in the last 12 months. Purchased technology is amortized over two to five years.
(3) Amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 13 separate acquisition transactions, 5 of which were completed in the last 12 months. Other identified intangible assets are amortized over two to five years.
(4) Special charges include (i) $3,944 of costs incurred for employee rebalances, which include severance benefits, notice pay and outplacement services, (ii) $1,613 related to the abandonment of excess leased facility space, the disposal of related assets and other costs related to discontinuation of one of the company's intellectual property product lines, (iii) $585 charge for abandonment of excess leased facility space, and (iv) $11 in other costs incurred.
(5) Write-off of $180 for in-process research and development related to an acquisition.
(6) Consists of the write-off of previously capitalized convertible debt costs of $2,260 and net premium paid on the retirement of convertible debt of $3,645.
(7) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.
(8) Dilutive shares related to the stock options and employee stock purchase plan, which were anti-dilutive under GAAP.



                      MENTOR GRAPHICS CORPORATION
            RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED
                       STATEMENTS OF OPERATIONS
      (In thousands, except earnings per share data - Unaudited)

                                        Six Months Ended June 30, 2005
                                      GAAP     Adjustments   Non-GAAP
                                     ---------------------------------
Revenues:
  System and software                $172,935  $       -    $ 172,935
  Service and support                 146,235          -      146,235
                                      --------  ---------    ---------

       Total revenues                 319,170          -      319,170
                                      --------  ---------    ---------
Cost of revenues:
  System and software                   9,563          -        9,563
  Service and support                  40,247          -       40,247
  Amortization of purchased
   technology                           5,413     (5,413)(1)        -
                                      --------  ---------    ---------

       Total cost of revenues          55,223     (5,413)      49,810
                                      --------  ---------    ---------

        Gross margin                  263,947      5,413      269,360
                                      --------  ---------    ---------
        Gross margin percentage          82.7%                   84.4%
                                      --------              ---------
Operating expenses:
  Research and development            107,503     (4,750)(2)  102,753
  Marketing and selling               132,899          -      132,899
  General and administration           37,460          -       37,460
  Amortization of intangible assets     2,094     (2,094)(3)        -
  Special charges                       2,577     (2,577)(4)        -
  Merger and acquisition related
   charges                                750       (750)(5)        -
                                      --------  ---------    ---------

       Total operating expenses       283,283    (10,171)     273,112
                                      --------  ---------    ---------
Operating loss                        (19,336)    15,584       (3,752)
  Other income, net                     6,457       (957)(6)    5,500
  Interest expense                    (10,669)         -      (10,669)
                                      --------  ---------    ---------

       Loss before income taxes       (23,548)    14,627       (8,921)
       Income tax benefit             (12,319)    10,802 (7)   (1,517)
                                      --------  ---------    ---------

           Net loss                  $(11,229) $   3,825    $  (7,404)
                                      ========  =========    =========

  Net loss per share:
       Basic                         $   (.14)              $    (.09)
                                      ========              =========
       Diluted                       $   (.14)              $    (.09)
                                      ========              =========
  Weighted average number of
   shares outstanding:
       Basic                           78,086                  78,086
                                      ========              =========
       Diluted                         78,086                  78,086
------------------------------------- ========------------- =========

(1) Amortization of purchased technology acquired in 15 separate acquisition transactions, 8 of which were completed in the 12 months ending June 30, 2005. Purchased technology is amortized over two to five years.
(2) A charge of $4,750 for a purchase of technology that had not reached technological feasibility.
(3) Amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 10 separate acquisition transactions, 6 of which were completed in the 12 months ending June 30, 2005. Other identified intangible assets are amortized over two to five years.
(4) Special charges include (i) $2,348 incurred for severance benefits, notice pay and outplacement services related to employee rebalances, (ii) a $91 charge for abandonment of excess leased facility space, and (iii) $138 for other costs incurred.
(5) Merger and acquisition related charges consist of in-process R&D charges related to the acquisitions of Volcano Communications Technologies AB and Aptix Corporation.
(6) Non-GAAP other net income excludes $957 gain on the sale of a building.
(7) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income before income taxes.



                      MENTOR GRAPHICS CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                      (In thousands - Unaudited)

                                               As of         As of
                                              June 30,    December 31,
                                                2006          2005
----------------------------------------------------------------------
Assets
Current assets:
      Cash and short-term investments        $   136,332 $    114,410
       Trade accounts receivable, net            101,358      101,593
       Term receivables, short-term              132,003      133,273
       Prepaid expenses and other                 28,262       29,728
       Deferred income taxes                      13,448       13,127
                                              ----------- ------------

        Total current assets                     411,403      392,131
Property, plant and equipment, net                81,099       81,374
Term receivables, long-term                      120,912      131,676
Intangibles, net                                 378,082      381,125
Other assets                                      41,239       34,631
                                              ----------- ------------
        Total assets                         $ 1,032,735 $  1,020,937
                                              =========== ============
Liabilities and Stockholders' Equity
Current liabilities:
  Short-term borrowings                      $     9,651 $     11,858
  Accounts payable                                12,095       15,268
  Income taxes payable                            32,083       37,598
  Accrued payroll and related liabilities         72,040       73,244
  Accrued liabilities                             31,469       29,362
  Deferred revenue                               123,897      106,453
                                              ----------- ------------
        Total current liabilities                281,235      273,783
Long-term notes payable                          271,855      282,188
Other long-term liabilities                       15,857       16,826
                                              ----------- ------------
        Total liabilities                        568,947      572,797
                                              ----------- ------------

Stockholders' equity:
  Common stock                                   397,874      381,962
  Retained earnings                               39,216       45,524
  Accumulated other comprehensive income          26,698       20,654
                                              ----------- ------------
        Total stockholders' equity               463,788      448,140
                                              ----------- ------------
        Total liabilities and stockholders'
         equity                              $ 1,032,735 $  1,020,937
                                              =========== ============



                      MENTOR GRAPHICS CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (In thousands - Unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                              ----------------------------------------
                                2006      2005      2006      2005
                              ----------------------------------------
Operating Cash Flows:
Net income (loss)                 $(448)  $(6,843)  $(6,308) $(11,229)
Depreciation and amortization
 (1)                             11,604    10,765    24,722    22,085
Other adjustments to reconcile
   Operating cash                 1,675       689     2,852    (1,037)
   Changes in working capital    16,928     2,412    24,949     5,630
                              ----------------------------------------

Net cash provided by operating
 activities                      29,759     7,023    46,215    15,449
Net cash used in investing
 activities                     (37,486)  (11,857)  (50,504)  (21,044)
Net cash provided by (used in)
 financing activities            (4,429)     (827)   (7,325)    6,174
Effect of exchange rate
 changes on cash and cash
 equivalents                        388    (1,898)      539    (2,691)
                              ----------------------------------------
Net change in cash and cash
 equivalents                    (11,768)   (7,559)  (11,075)   (2,112)
Cash and cash equivalents at
 beginning of period             75,346    73,363    74,653    67,916
                              ----------------------------------------
Cash and cash equivalents at
 end of period                  $63,578   $65,804   $63,578   $65,804
                              ========================================

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $106 and $2,260 for the three and six months ending June 30, 2006, respectively.




                      MENTOR GRAPHICS CORPORATION
             SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
     (In thousands, except for days sales outstanding - Unaudited)

                                      Three Months     Six Months
                                         Ended           Ended
                                        June 30,        June 30,
                                   -----------------------------------
                                     2006     2005    2006     2005
                                    -------- ------- -------- --------
Geographic Revenue:
  Americas                         $ 79,676 $71,112 $143,365 $142,199
                                       44.7%   45.9%    40.4%    44.6%
  Europe                           $ 41,820 $42,245 $ 91,499 $ 86,033
                                       23.4%   27.3%    25.8%    26.9%
  Japan                            $ 24,825 $23,663 $ 63,806 $ 56,085
                                       13.9%   15.3%    18.0%    17.6%
  Pac Rim                          $ 32,112 $17,816 $ 56,085 $ 34,853
                                       18.0%   11.5%    15.8%    10.9%
Other Data:
  Capital expenditures             $  9,272 $ 5,342 $ 12,494 $ 12,610
  Days sales outstanding                118     131        -        -




                      MENTOR GRAPHICS CORPORATION
              RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
                    DILUTED NET EARNINGS PER SHARE
                              (Unaudited)

The following table reconciles the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:

                                                          Year ended
                                                          December 31,
                                                Q3 2006      2006
                                                ----------------------

Diluted GAAP net earnings per share             $(0.01)    $     0.19
 Amortization of purchased technology (1)         0.03           0.13
 Amortization of intangible assets (2)            0.01           0.04
 Estimated impact of stock compensation expense
  (3)                                             0.03           0.13
 Special charges (4)                                 -           0.06
 Expense associate with convertible debt (5)         -           0.06
 Income tax adjustment (6)                       (0.00)          0.09
                                                 ------  -------------
Diluted non-GAAP net earnings per share         $ 0.06     $     0.70
                                                 ======  =============

(1) Excludes amortization of purchased technology acquired in 20 separate acquisition transactions. Purchased technology is amortized over two to five years. The guidance for Q3 2006 and 2006 is net of tax and does not assume any new acquisition transactions.
(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships acquired in 11 separate acquisition transactions. Other identified intangible assets are amortized over two to five years. The guidance for Q3 2006 and 2006 is net of tax and does not assume any new acquisition transactions.
(3) Excludes the expense related to stock options and employee stock purchase plans related to the adoption of SFAS 123R, effective Q1 2006, net of tax.
(4) Excludes special charges incurred during Q1 and Q2 2006 consisting primarily of costs incurred for employee rebalances, which included severance benefits, notice pay and outplacement services, the abandonment of excess leased facility space and a loss on the disposal of assets. The guidance for Q3 2006 and 2006 is net of tax and does not assume any new special charges.
(5) Excludes amounts incurred during Q1 and Q2 2006 for the write-off of previously capitalized convertible debt costs of and net premium paid on the retirement of convertible debt, net of tax.
(6) Non-GAAP income tax expense adjustment is based upon the assumption of a normalized effective rate of 17% on non-GAAP income (loss) before income taxes.



    CONTACT: Mentor Graphics Corporation
             Ryerson Schwark, 503-685-1462
             ry_schwark@mentor.com
             or
             Dennis Weldon, 503-685-1462
             dennis_weldon@mentor.com